Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 23, 2021 relating to the consolidated financial statements of Crane Co. and subsidiaries (“Crane Co.”) and the effectiveness of Crane Co.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K (File No: 001-01657) of Crane Co. for the year ended December 31, 2020.
/s/  Deloitte & Touche LLP
Stamford, Connecticut
April 27, 2021